SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

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POWER-ONE, INC.

(Exact name of registrant as specified in its charter)

Commission file number 0-29454

DELAWARE (State or other jurisdiction of incorporation or organization)	77-0420182 (IRS Employer Identification No.)
740 CALLE PLANO, CAMARILLO, CA (Address of principal executive offices)	93012 (zip code)

Registrant’s telephone number, including area code (805) 987-8741

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 2.02 Results of Operations and Financial Conditions

     The following information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On February 3, 2005, Power-One, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the fourth fiscal quarter and full year of 2004. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities

     On February 1, 2005, the Company committed to a restructuring plan for which it expects to record $20 to $25 million in restructuring and impairment charges during the first quarter of 2005. Approximately $5 to $10 million of these charges relate to non-cash asset impairments, primarily property and equipment and other assets. The balance relates to cash expenditures for severance for terminated employees and continuing lease obligations on closed facilities, the longest of which extends through 2008. The expected charges result from a plan to significantly downsize the Company’s telecom systems operations in Norway, as certain functions move to other existing Power-One facilities in low-cost locations, and to reduce operations and overhead in other locations. The Company expects that the restructuring actions will be substantially complete by June 30, 2005.

Item 2.06 Material Impairments

     See Item 2.05.

Item 7.01 Regulation FD Disclosure

     Concurrent with the press release, on February 3, 2005, the Company announced a restructuring plan for which it expects to record $20 to $25 million in restructuring and impairment charges during the first quarter of 2005. The expected restructuring charge results from a plan to significantly downsize the Company’s telecom systems operations in Norway, as certain functions move to other existing Power-One facilities in low-cost locations, and to reduce operations and overhead in other locations.

Item 9.01 Financial Statements and Exhibits

Exhibit

     Attached as Exhibit 99.1 to this Report on Form 8-K is the Company’s press release reporting Company’s financial and operating results for the fourth fiscal quarter and full year of 2004, which is incorporated by reference herein only into Item 2.02 and Item 7.01.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2005	POWER-ONE, INC.
	By:	/s/ Eddie K. Schnopp
Eddie K. Schnopp
Sr. Vice President-- Finance, Treasurer and Chief Financial Officer